Press Release

Verint Accelerates Automation Innovation and Expands Cloud Self-Service Solutions

Increases Outlook for the Year Ending January 31, 2019 Following Acquisition of Next IT, a Developer of Conversational Artificial Intelligence Solutions

MELVILLE, N.Y., December 19, 2017 — Verint® Systems Inc. (Nasdaq: VRNT) today announced that it has acquired all of the outstanding equity interests in Next IT Corporation and its affiliate Next IT Innovation Labs, LLC (collectively, “Next IT”), a developer of conversational artificial intelligence-powered intelligent virtual assistants. The purchase price consisted of close to $30 million of cash paid at closing, plus potential additional future cash payments.

“We continue to execute our innovation strategy, including making acquisitions that expand our self-service portfolio, accelerate Verint’s cloud and automation capabilities, and are accretive to earnings. We believe that Verint’s ongoing innovation in artificial intelligence technologies—such as machine learning, robotics and natural language processing—positions us for accelerated growth by helping organizations modernize their customer engagement operations with greater automation,” says Dan Bodner, CEO, Verint.

Updated Outlook for the Year Ending January 31, 2019
Although this is a small acquisition for Verint, because we just recently provided preliminary guidance for the year ending January 31, 2019, we are updating our outlook. For the year ending January 31, 2019, we are adding $10 million of revenue and 3 cents of diluted earnings per share to our non-GAAP outlook as follows:

•	We are increasing our outlook for revenue growth in our Customer Engagement™ segment from around 5% to around 6%.

•	We are maintaining our outlook for revenue growth in our Cyber Intelligence™ segment of around 10%.

•	We are increasing our outlook for total revenue from $1.215 billion to $1.225 billion with a range of +/- 2%.

•	We are increasing our outlook for diluted earnings per share at the midpoint of our revenue guidance from $3.00 to $3.03, reflecting approximately 10% year-over-year growth.
Our growth rate outlook is expressed relative to our existing outlook for the year ending January 31, 2018.
Our preliminary non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measure, which we are able to quantify with reasonable certainty:

•	Amortization of discount on convertible notes of approximately $12 million.
Our preliminary non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Amortization of intangible assets is expected to be between approximately $49 million and $53 million for the year ending January 31, 2019.

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $5 million and $9 million for the year ending January 31, 2019.

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Stock-based compensation is expected to be between approximately $60 million and $70 million for the year ending January 31, 2019, assuming market prices for our common stock approximately consistent with current levels.

Our preliminary non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.
We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our preliminary non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items.
About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to privacy, information security, trade compliance, anti-corruption, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc. (now known as Mavenir, Inc.), being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles or standards, tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ADTECH, VERBA, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Contacts:
Media Relations        Investor Relations
Anne Patton            Alan Roden
Verint Systems Inc.        Verint Systems Inc.
(678) 243-4815            (631) 962-9304
anne.patton@verint.com    alan.roden@verint.com